Rubicon Project Completes Acquisition of Chango
Acquisition Brings Incremental $35 Billion Intent Marketing Spend to Rubicon Project’s Premium Advertising Marketplace
LOS ANGELES & TORONTO - April, 27, 2015 - Rubicon Project (NYSE: RUBI), a global technology company leading the automation of advertising, today announced the completion of the acquisition of Chango Inc., Canada’s fastest-growing technology company1 and a leader in intent marketing technology. The acquisition enables Rubicon Project to expand its premium advertising marketplace to include intent marketing capabilities, providing access to data-driven targeting and retargeting budgets. The combined capabilities will further accelerate the growth of automation within the overall advertising ecosystem enabling Rubicon Project’s premium customer base to access an additional $35 Billion of intent marketing spend.
"This acquisition enables Rubicon Project to bring intent marketing budgets to an independent, open marketplace that serves premium buyers and sellers at scale for the first time,” commented Frank Addante (@FrankAddante), CEO, Founder & Chief Product Architect, Rubicon Project.
"Rubicon Project brings exceptional efficiencies to the buying process, providing buyers with the access and reach needed to connect with consumers in premium environments,” commented Baba Shetty (@BabaShetty), Chief Strategy & Media Officer, DigitasLBi. “Advertisers need access to behavioral signals to identify and reach their next customer. Rubicon Project brings sophisticated technology that helps deliver media effectiveness."
For more information visit http://chango.rubiconproject.com.
Forward-Looking Statements
This press release includes forward-looking statements, including statements based upon or relating to our expectations, assumptions, estimates, and projections. Forward-looking statements include, but are not limited to, the size and growth of the intent marketing business, synergies between Chango’s brand and agency clients and our seller clients, integration of Chango into our business, and our ability to leverage our platform to take advantage of Chango’s business.
Forward-looking statements are not guarantees of future performance; they reflect our current views with respect to future events and are based on assumptions and estimates and subject to

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1 http://www2.deloitte.com/ca/en/pages/press-releases/articles/improved-access-to-capital-and-good-valuations-keep-technology-companies-in-canada.html known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from expectations or results projected or implied by forward-looking statements. The intent marketing business may grow slower than anticipated, or Chango may not benefit from growth in the market to the degree we expect due to stronger offerings by competitors or other factors. Integrating the Chango business with ours may be difficult for various reasons, and Chango’s success in its market may be more difficult to translate to our client base and infrastructure than we anticipate, making synergies elusive. Some Chango clients might perceive conflicts with us and shift business to Chango competitors, and some of our clients might perceive conflicts with Chango and therefore reduce their business with us. Sellers might be reluctant to shift additional inventory types to us to meet evolving demand we anticipate from Chango’s clients.
More detailed information, including a copy of the Arrangement Agreement pursuant to which the transaction is to take place, is set forth in the Current Report on Form 8-K we filed in connection with the closing of the Chango acquisition and in connection with the signing of the Arrangement Agreement. Additional information will also be set forth in other filings we make from time to time with the SEC. Also, these forward-looking statements represent our estimates and assumptions only as of the date of this press release. Unless required by federal securities laws, we assume no obligation to update any of these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated, to reflect circumstances or events that occur after the statements are made.
About Rubicon Project
Rubicon Project (NYSE: RUBI) has engineered the Advertising Automation Cloud, one of the largest real-time cloud and Big Data computing systems. The Company’s mission is to automate the buying and selling of advertising by offering innovative technology solutions to connect buyers and sellers globally. www.RubiconPorject.com @RubiconProject
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